SETTLEMENT AGREEMENT

         SETTLEMENT AGREEMENT DATED AS OF THE 11TH DAY OF MARCH, 1999 BY AND BETWEEN HUMASCAN INC. A DELAWARE CORPORATION, WITH AN ADDRESS AT C/O KENNETH HOLLANDER, 16 FIELDSTON ROAD, CALIFON, NEW JERSEY 07830 ("HUMASCAN") AND SCANTEK MEDICAL, INC. A DELAWARE CORPORATION, WITH AN ADDRESS AT 321 PALMER ROAD, DENVILLE, NEW JERSEY 07834 ("SCANTEK").

                              W I T N E S SE T H :

         WHEREAS, Scantek has licensed to HumaScan the rights to manufacture, market and sell the BreastAlert(TM) Differential Temperature Sensor ("BreastAlert") pursuant to the Second Amended License Agreement dated as of October 20, 1995 as amended on February 26, 1996, March 17, 1996, April 29, 1996 and May 31, 1996 and as further amended by the Settlement Agreement dated May 15, 1998 (collectively the "License Agreement");

         WHEREAS, HumaScan has failed to pay license fees, royalties and other sums due to Scantek for the period through January 31, 1999, in the amount of Seven Hundred Fifty Thousand ($750,000.00) Dollars;

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         WHEREAS, as a result of HumaScan's defaults pursuant to the License
Agreement including, but not limited to, HumaScan's default in paying license fees, royalties and other sums, Scantek would be able to terminate the License Agreement;

         WHEREAS, HumaScan is indebted to Zigmed Inc. ("Zigmed"), in the amount of Three Hundred Fifteen Thousand Dollars ($315,000);

         WHEREAS, HumaScan and Scantek have agreed to avoid legal proceedings with respect to the License Agreement and desire to terminate the License Agreement;

         WHEREAS, in connection with the termination of the License Agreement HumaScan has agreed to transfer to Scantek certain of its assets, including, but not limited to, those which were utilized in connection with the License Agreement in order to satisfy its indebtedness to Scantek; and

         WHEREAS, pursuant to the cancellation of the License Agreement HumaScan has ceased conducting its only active business and, as a result, HumaScan desires to transfer assets which exceed its indebtedness to Scantek, and Scantek is willing to make a settlement with HumaScan;

                  NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged,

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         IT IS AGREED:

         1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is contained in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to himself, herself or itself.

         2. Termination of the License Agreement

         Scantek and HumaScan agree that, subject to, and as a condition of, the Closing (hereinafter defined in Article "13" of this Agreement) the License Agreement shall be terminated and be of no further force and effect, as of the date of the Closing pursuant to the agreement (the "Termination Agreement") in the form which is annexed hereto and made part hereof as Exhibit "A".

         3. Exchange of General Releases.

         Scantek and HumaScan shall exchange general releases at the Closing, in the forms which are annexed hereto and made a part hereof as Exhibits "B-1" and "B-2", respectively.

         4. Assignment of Assets

         At the Closing, HumaScan shall assign to Scantek, upon the terms and conditions set forth herein (the "Assignment"), the following of its assets related to the manufacture, marketing and sale of the BreastAlert(TM) ( collectively, the "Assets"):


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         A. the production and manufacturing equipment, furniture, raw materials, tools, materials, laboratory equipment and inventory, listed on Exhibit "C" which is annexed hereto and made a part hereof; and

         B. all regulatory, clinical, manufacturing, sales, computer and laboratory data, listed on Exhibit "D" which is annexed hereto and made a part hereof.

         5. Terms of Assignment The parties agree that:

               A. HumaScan's indebtedness to Scantek pursuant to the License Agreement in the amount of Seven Hundred Fifty Thousand ($750,000.00) Dollars shall be satisfied;

               B. HumaScan's indebtedness to Zigmed shall be partially satisfied by a check in the amount of One Hundred Five Thousand ($105,000) Dollars payable by Scantek to Zigmed; and

               C. At the Closing, HumaScan shall receive the sum of Two Hundred Thirty Five Thousand ($235,000.00) Dollars payable to HumaScan.

         6. Issuance of Shares; Piggy Back Rights

               A. As an additional inducement for Scantek to enter into this Agreement, HumaScan shall issue to Scantek One Hundred Fifty Thousand (150,000) shares of HumaScan's Common Stock, par value $.01 (the "Scantek Shares"), to be evidenced by a certificate in the name of Scantek to be delivered to Scantek at the Closing.

               B. At the Closing, to satisfy the balance of HumaScan's indebtedness to Zigmed of Two Hundred Ten Thousand ($210,000.00) Dollars (which is Three Hundred Fifteen Thousand


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($315,000.00) Dollars reduced by One Hundred Five Thousand ($105,000.00) Dollars to be paid pursuant to Paragraph "B" of Article "5" of this Agreement), HumaScan shall issue to Zigmed Two Hundred Thousand (200,000) Shares of HumaScan's Common Stock, par value $.01 (the "Zigmed Shares") to be evidenced by a certificate in the name of Zigmed to be delivered to Scantek at the Closing.

               C. HumaScan agrees that if HumaScan or any successor or assigns shall at any time seek to register or qualify any of its capital stock or securities, on its own behalf or on behalf of any shareholder, then on each such occasion it shall furnish the holders of both the Scantek Shares and Zigmed Shares with at least fifteen (15) days' written notice thereof and the holders of the Scantek Shares and Zigmed Shares shall each have the option, without cost or expense, to include all of the Scantek Shares and/or the Zigmed Shares, as the case may be, in such registration or qualification. The holders of the Scantek Shares and/or Zigmed Shares shall exercise the "piggy back rights" under this Paragraph "C" of this Article "6" of this Agreement by giving written notice to HumaScan within five (5) days after receipt of the written notice from HumaScan. All expenses, including, but not limited to, fees and expenses in connection with the preparation and filing of any registration statement pursuant to this Paragraph "C" of this Article "6" of this Agreement including the "piggy back rights" (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by HumaScan. Scantek and Zigmed agree to provide any information and documents which HumaScan shall reasonably request for disclosure in the registration statement including, but not limited to, with respect to its ownership of the Shares and the manner of disposition. If Scantek and/or Zigmed fail to comply with such request within a reasonable time after HumaScan's request,


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HumaScan shall have no obligation hereunder in connection with the registration for the party which fails to comply.

         7. Retention of Liabilities; Indemnification

               A. HumaScan shall be solely responsible for the settlement of all of its liabilities. Scantek shall not assume or be liable for any liabilities or obligations of HumaScan, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing as of the date of this Agreement or arising thereafter.

               B. Scantek shall be liable and responsible for the payment of expenses with respect to the filing and recording of any documents affecting and relating to the assignment of the Assets, pursuant to this Agreement.

               C. Indemnification by HumaScan

                  (i) In order to induce Scantek to enter into and perform this Agreement, and knowing that Scantek is relying thereon, HumaScan does hereby indemnify, protect, defend and save and hold harmless Scantek from and against any loss resulting to it from all debts and liabilities of HumaScan of any nature, whether accrued, absolute, contingent, or otherwise.

                  (ii) The indemnification, which is set forth in this Paragraph "C" of this Article "7" of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees, and expenses of settlement relating thereto provided such settlement is in accordance with this Paragraph "C" of this Article "7" of this Agreement, whether or not any such liability or obligation shall have been reduced to judgment.


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                  (iii) If any demand, claim, action or cause of action, suit, proceeding or investigation is brought against Scantek to which Scantek is entitled to indemnification by HumaScan pursuant to this Article "7" of this Agreement, Scantek shall give prompt notice thereof to HumaScan in accordance with Paragraph "C" of Article "20" of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the claim of indemnification. Upon receipt of such notice, HumaScan shall use all reasonable efforts to assist in the vigorous defense of any such matter. The failure of Scantek to notify HumaScan of any such demand, claim, action or cause of action, suit, proceeding or investigation shall not relieve HumaScan from any liability which it may have under this Article "7" of this Agreement except to the extent such failure to notify HumaScan prejudices HumaScan.

                  (iv) If any demand, claim, action or cause of action, suit, proceeding or investigation is brought against Scantek for which Scantek intends to seek indemnity from HumaScan, then Scantek within twenty-one (21) days following Scantek's receipt of such demand or claim, shall notify HumaScan (the "Claim Notice"). It is being understood that Scantek shall be entitled to undertake, conduct and control the defense of such claim or demand and, in its sole and absolute discretion, to select counsel of its choice. All reasonable costs and expenses incurred by Scantek in defending such third party claims shall be paid by HumaScan.

                  (v) Scantek shall have the right to settle, compromise or offer to settle or compromise any such claim or demand; provided that exercise of such right does not result in any agreement or order including, but not limited to, a consent order, injunction or decree which would restrict the future activity or conduct of HumaScan; provided, however, that a monetary settlement shall not be deemed to restrict the future activity or conduct of HumaScan. Prior to Scantek's settling


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or compromising any claim or demand, Scantek shall notify HumaScan pursuant to
Paragraph "C" of Article "20" of this Agreement and request HumaScan's consent; provided, however, that such consent shall not be unreasonably withheld. If HumaScan fails to provide such consent, Scantek shall have the right to enter into a settlement or compromise without HumaScan's consent; provided, however, that if HumaScan can prove that its withholding of such consent was reasonable, Scantek shall not be entitled to indemnification from HumaScan pursuant to this Paragraph "C" of this Article "7" of this Agreement.

                  (vi) Notwithstanding anything contained in this Agreement to the contrary, no claim may be made with respect to this Paragraph "C" of this Article "7" of this Agreement unless such claim has been asserted in writing prior to the date which is six (6) months after the date of Closing; provided, however, that the aforesaid six (6) month limitation in this Subparagraph "(vi)" of this Paragraph "C" of this Article "7" of this Agreement shall not be applicable to any tax obligations of HumaScan. (vii) Scantek agrees that if any unaffiliated third party agrees to acquire majority ownership of HumaScan within six (6) months after the date of Closing, Scantek will , upon written request, consent to waive the indemnification provisions set forth in this Article "7" of this Agreement; provided, however, that if the closing of such acquisition does not occur within four (4) months after such written request, Scantek's consent to waive the indemnification shall be deemed null and void; provided further, however, that Scantek may withhold its consent for valid and reasonable cause including, but not limited to, the existence or notice of a claim or liability against Scantek. None of the foregoing provisions of this Subparagraph "(vii)" of this Paragraph "C" of this Article "7" of this Agreement shall be applicable to any tax obligations of HumaScan.


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         8. Rights With Respect to Third Parties.

         To the extent that the assignment of any contract, license, lease, warranty or commitment to Scantek requires the consent of the other party thereto, HumaScan agrees to obtain same on or prior to the Closing Date.

         9. Assignment of Assets.

               A. The assignment by HumaScan of the Assets shall be effected by a form of assignment which shall be in the form annexed hereto and made a part hereof as Exhibit "E" (the "Assignment") and such other endorsements, assignments and other good and sufficient instruments of transfer and conveyance as Scantek shall request and shall be in form and substance satisfactory to Scantek's counsel.

               B. The Assets shall be assigned and transferred on an "as is" basis from HumaScan without any representations or warranties as to the Assets, except with respect to title and the existence of no encumbrances.

               C. HumaScan shall assign to Scantek at the Closing any and all warranties currently in effect between HumaScan and third parties with respect to the Assets.

               D. Scantek shall take possession of the Assets as of Closing or at a date as soon as practicable following the Closing, in the sole and absolute discretion of Scantek.

               E. Scantek shall be liable for sales taxes, if any, with respect to the assignment of the Assets.


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         10. Representations, Warranties and Covenants of HumaScan.

         HumaScan represents, warrants and covenants to Scantek, as follows:

               A. Corporate Status.

                  (i) HumaScan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted.

                  (ii) HumaScan does not have any equity interest, as a shareholder, proprietor, partner, beneficiary, joint venturer or otherwise, in any corporation, firm, partnership or joint venture.

                  (iii) A copy of a good standing certificate for HumaScan issued by the Secretary of State of the State of Delaware is annexed hereto and made a part hereof as Exhibit "F" and is complete and correct as of the date of this Agreement.

               B. Corporate Authority and Due Authorization. HumaScan has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by HumaScan, its delivery to Scantek, and the consummation by HumaScan of the transactions which are contemplated herein have been duly approved and authorized by HumaScan's Board of Directors, which shall be evidenced by a certified copy of the resolution of HumaScan's Board of Directors in the form which is annexed hereto and made a part hereof as Exhibit "G" which shall be delivered at the Closing), and no further authorization is necessary on the part of HumaScan for the performance and consummation by HumaScan of the transactions which are contemplated by this Agreement.


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               C. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of HumaScan have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect HumaScan or its properties, assets or businesses including, but not limited to, the Assets. To the best of its knowledge, HumaScan owes no sales or use taxes to the New Jersey Department of Taxation. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of HumaScan or cause an acceleration under any arrangement, agreement or other instrument to which HumaScan is a party or by which any of its assets are bound. HumaScan has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment which may in any manner effect the Assets or HumaScan's rights pursuant to the License Agreement. Although HumaScan's representation and warranty with respect to owing no sales or use taxes to the New Jersey Department of Taxation is limited by the phrase, "to the best of its knowledge," if any sales or use taxes are due to the New Jersey Department of Taxation, then regardless of HumaScan's knowledge, HumaScan shall be obligated to indemnify Scantek pursuant to Article "7" of this Agreement.

               D. Value of the Assets The estimated acquisition cost to Scantek was in excess of Two Million Five Hundred Thousand ($2,500,000) Dollars.

               E Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations affecting the Assets or with respect to any matter with respect to the License Agreement, pending or to its knowledge threatened, by or against, HumaScan


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whether or not covered by insurance. Neither HumaScan nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting HumaScan.

               F. No Approvals. No approval of any governmental authority is required by HumaScan in connection with the transactions which are provided for in this Agreement.

               G. Broker. HumaScan has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions provided for in this Agreement.

               H. Title. HumaScan represents and warrants that it is the lawful owner of and has good and marketable title to and has the right to assign and transfer the Assets to Scantek. HumaScan further represents and warrants that the Assets are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, leases and claims of any kind or nature whatsoever.

               I. Complete Disclosure. No representation or warranty of HumaScan which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no material fact relating to the business, affairs, operations, conditions (financial or otherwise), prospects of HumaScan or the Assets which would adversely affect same which has not been disclosed to Scantek in this Agreement.


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               J. No Defense. It shall not be a defense to a suit for damages by
Scantek for any misrepresentation or breach of covenant or warranty that Scantek knew or had reason to know that any covenant, representation or warranty in this Agreement or documents furnished or to be furnished to Scantek pursuant to this Agreement contained untrue statements.

               K. No Shareholder Approval Scantek acknowledges that HumaScan is not seeking approval of its shareholders for the transactions contemplated by this Agreement. The foregoing acknowledgment shall not be deemed to be an admission that shareholders' approval is required for the transactions contemplated by this Agreement.

               L. Survival of Covenants and Agreements; Limited Survival of Representations and Warranties.

                  (i) The covenants and agreements set forth in this Agreement and in certificates and Exhibits delivered pursuant hereto shall survive the Closing.

                  (ii) The following representations and warranties shall survive the Closing:

                            (a) The last sentence of Paragraph "C" of this Article "10" of this Agreement;

                            (b) Paragraph "F" of this Article "10" of this Agreement;

                            (c) Paragraph "H" of this Article "10" of this Agreement; and

                            (d)    any claims for fraud and intentional
                                   misrepresentations with

respect to any representations and warranties made in or in connection with this Agreement and in certificates and Exhibits delivered pursuant hereto.

                  (iii) Except as otherwise provided in Subparagraph "(ii)" of this Paragraph "L" of this Article "10" of this Agreement, the representations and warranties made in or in


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connection with this Agreement and in certificates and Exhibits delivered pursuant hereto shall not survive the Closing,

         11. Representations, Warranties and Covenants of Scantek.

         Scantek represents, warrants and covenants to HumaScan, as follows:

               A. Corporate Status.

                  (i) Scantek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted.

                  (ii) A copy of a good standing certificate for Scantek issued by the Secretary of State of the State of Delaware is annexed hereto and made a part hereof as Exhibit "H" and is complete and correct as of the date of this Agreement.

               B. Corporate Authority and Due Authorization. Scantek has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by Scantek, its delivery to HumaScan, and the consummation by Scantek of the transactions which are contemplated herein have been duly approved and authorized by Scantek's Board of Directors, which shall be evidenced by a certified copy of the resolution of Scantek's Board of Directors in the form which is annexed hereto and made a part hereof as Exhibit "I" which shall be delivered at the Closing), and no further authorization shall be necessary on the part of Scantek for the performance and consummation by Scantek of the transactions which are contemplated by this Agreement.


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               C. No Approvals. No approval of any governmental authority is required by Scantek in connection with the transactions which are provided for in this Agreement.

               D. Broker. Scantek has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions provided for in this Agreement.

               E. Complete Disclosure. No representation or warranty of Scantek which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading.

               F. No Defense. It shall not be a defense to a suit for damages by HumaScan for any misrepresentation or breach of covenant or warranty that HumaScan knew or had reason to know that any covenant, representation or warranty in this Agreement or documents furnished or to be furnished to HumaScan pursuant to this Agreement contained untrue statements.

         12. Conduct of HumaScan's Business Prior to Closing Date.

         Between the date of this Agreement and the Closing Date, HumaScan shall not conduct any business in any manner related to Scantek's Business (as defined in Paragraph "A" of Article "16" of this Agreement) and shall maintain all of HumaScan's properties in their present condition (reasonable wear and tear excepted) and maintain all existing insurance policies with respect to the Assets. Without the prior written consent of Scantek, HumaScan shall not:


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                  (i) make any change in the Certificate of Incorporation or
By-Laws of HumaScan;

                  (ii) incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee of any such debt or issue or sell any debt securities or guarantee any debt securities of others;

                  (iii) mortgage, pledge or subject to lien, charge or any other encumbrance, any of the Assets;

                  (iv) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the Assets; or

                  (v) take any action or omit to do any act which would cause the representations or warranties of HumaScan contained herein to be untrue or incorrect.

         13. Closing.

         The Closing of this transaction (the "Closing") shall take place at the offices of Mintz & Fraade, P.C. 488 Madison Avenue, New York, New York at 5:00 P.M. on March 16 1999, or on such other date as is mutually agreed to in writing by the parties (the "Closing Date"); provided, however, that if the Closing does not take place by March 31, 1999, either party shall have the right to terminate this Agreement upon notice to the other party pursuant to Paragraph "C" of Article "20" of this Agreement.


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         14. Conditions of Closing.

               A. Conditions Precedent to HumaScan's Obligation to Close. The obligation of HumaScan to close the transactions provided for in this Agreement shall be subject to the following conditions:

                  (i) Representations and Warranties of Scantek to be True. The representations and warranties of Scantek herein contained shall be true on the Closing Date with the same effect as though made at such time, except to the extent waived in writing or affected by the transactions contemplated herein; and Scantek shall have delivered to HumaScan a certificate of Scantek in the form annexed hereto and made a part hereof as Exhibit "J", signed by the President and Secretary of Scantek and dated the Closing Date.

                  (ii) Performance of Obligations of Scantek. Scantek shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date; and Scantek shall have delivered to HumaScan a certificate of Scantek in the form annexed hereto and made a part hereof as Exhibit "K", signed by the President and Secretary of Scantek and dated the Closing Date.

                  (iii) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement.

               B. Conditions Precedent to Scantek's Obligations to Close. The obligation of Scantek to close the transactions provided for in this Agreement shall be subject to the following conditions:


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                  (i) Representations and Warranties of HumaScan to be True. The
representations and warranties of HumaScan herein contained shall be true on the Closing Date with the same effect as though made at such time, except to the extent waived in writing or affected by the transactions contemplated herein;
and HumaScan shall have delivered to Scantek a certificate of HumaScan in the form annexed hereto and made a part hereof as Exhibit "L", signed by the President and Secretary of HumaScan and dated the Closing Date.

                  (ii) Performance of Obligations of HumaScan. HumaScan shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date, including, but not limited to, obtaining the necessary consent of third parties; and HumaScan shall have delivered to Scantek a certificate of HumaScan in the form annexed hereto and made a part hereof as Exhibit "M", signed by the President and Secretary of HumaScan and dated the Closing Date;

                  (iii) Statutory Requirements. Any statutory requirement and any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained for the valid consummation by HumaScan of the transactions contemplated by this Agreement shall have been fulfilled;

                  (iv) No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement;


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



                  (v) Consents Under Agreements. HumaScan shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby;

                  (vi) Termination of HumaScan's Rights pursuant to the License Agreement. HumaScan shall execute those documents requested by Scantek and its counsel to assign to Scantek, and to terminate, HumaScan's interest in any right or title which HumaScan had pursuant to the License Agreement. Without limiting the generality of the foregoing, the foregoing documents will include, but will not be limited to, the removal of HumaScan, with respect to Scantek's Business, as a medical device manufacturer pursuant to the 510 K exemption or any other status with the Food and Drug Administration with respect to Scantek's Business.

                  (vii) No Adverse Change. There shall not have occurred any adverse change since the date of this Agreement with respect to the ownership or condition of the Assets;

         15. Documents, Checks, etc. to be Delivered at Closing.

               A. At the Closing, Scantek shall deliver the following:

                  (i) the payment, pursuant to Article "5" of this Agreement, of Two Hundred Thirty Five Thousand ($235,000.00) Dollars by check payable to HumaScan;

                  (ii) a general release to HumaScan from Scantek in the form annexed hereto and made a part hereof as Exhibit "B-1";

                  (iii) the Termination Agreement in the form annexed hereto and made a part hereof as Exhibit "A";


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



                  (iv) Signed Resolution of Scantek's Board of Directors in the form annexed hereto and made a part hereof as Exhibit "I".

                  (v) a certificate of Scantek in the form annexed hereto and made a part hereof as Exhibit "J" signed by the President and Secretary of Scantek and dated the Closing Date; and

                  (vi) a certificate of Scantek in the form annexed hereto and made a part hereof as Exhibit "K" signed by the President and Secretary of Scantek and dated the Closing Date. (vii) a general release to HumaScan from Zigmed Corp. in the form annexed hereto and made a part hereof as Exhibit "N";

               B. At the Closing, HumaScan shall deliver the following to
Scantek:

                  (i) the documents required pursuant to Article "9" of this Agreement including, but not limited to, the Assignment;

                  (ii) the Scantek Shares

                  (iii) the Zigmed Shares (which Scantek shall deliver to Zigmed); (iv) a general release to Scantek from HumaScan in the form annexed hereto and made a part hereof as Exhibit "B-2";

                  (v) any consents or approvals which are required in connection with the transactions contemplated hereby.

                  (vi) Signed Resolution of HumaScan's Board of Directors in the form annexed hereto and made a part hereof as Exhibit "G".

                  (vii) a general release to Zigmed Corp from HumaScan in the form annexed hereto and made a part hereof as Exhibit "O"

                  (viii) those documents requested by Scantek and its counsel to assign to Scantek, and to terminate, HumaScan's interest in any right or title which HumaScan had pursuant to the License Agreement. Without limiting the generality of the foregoing, the foregoing documents will include, but will not be limited to, the removal of HumaScan as, with respect to Scantek's Business, a medical device manufacturer pursuant to the 510 K exemption or any other status with the Food and Drug Administration with respect to Scantek's Business.

                  (ix) the Termination Agreement in the form annexed hereto and made a part hereof as Exhibit "A";

                  (ix) a certificate of HumaScan in the form annexed hereto and made a part hereof as Exhibit "L" signed by the President and Secretary of HumaScan and dated the Closing Date; (x) a certificate of HumaScan in the form annexed hereto and made a part hereof as Exhibit "M" signed by the President and Secretary of HumaScan and dated the Closing Date; and

                  (xi) the Confidentiality Agreements (as defined in Paragraph "C" of Article "17" of this Agreement)

                  (xii) an assignment of the rights as set forth in Paragraph "C" of Article "17" of this Agreement to be evidenced by the assignment in the form annexed hereto and made a part hereof as Exhibit "P".

         16. Restrictive Covenants.

               A. HumaScan agrees that it shall not from the date hereof and for a period of two (2) years after the date of the Closing, without Scantek's prior written consent, directly or indirectly own, or otherwise become interested in, manage, operate, join, control, or participate in, or be connected as a shareholder, partner or otherwise with any business similar to Scantek's current business or any business which Scantek is currently planning to be engaged in (the "Scantek's Business"), a description of which is set forth in Exhibit "Q", which is annexed hereto and made a part hereof, or in any manner directly or indirectly compete with Scantek's Business. This shall not be construed to prevent HumaScan from: (i) making and supervising passive investments in other and different businesses which are not in competition with Scantek; or (ii) owning less than one (1%) percent of the issued and outstanding shares of any publicly-held corporation regardless of whether such companies are in competition with Scantek.

               B. HumaScan agrees that for a period of five (5) years after the date of the Closing, it will not (i) induce or attempt to induce any customer of Scantek to reduce such customer's business with Scantek; (ii) solicit or attempt to induce any of Scantek's employees or affiliates to leave the employment of Scantek; or (iii) induce or attempt to induce any manufacturer, supplier, wholesaler or other entity which does business with Scantek to reduce such business with Scantek.

               C. The restrictions which are contained in this Article "16" of this Agreement shall apply worldwide. HumaScan acknowledges and agrees that Scantek has engaged in, is in the process of negotiating agreements to engage in, and intends to engage in, Scantek's Business throughout the World.

               D. The parties hereto agree that the duration, scope and geographic area for which the Restrictive Covenants set forth in this Article "16" of this Agreement are to be effective have been specifically negotiated by the parties and specifically agree that such duration, scope and geographical area are reasonable with respect to Scantek's Business. If any court of competent jurisdiction determines that any provision of this Article "16" of this Agreement is invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or by reason of its being too extensive in any other respect, such agreement or covenant shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision of this Article "16" of this Agreement is invalid or unenforceable, in whole or in part, shall have no effect upon the validity or enforceability of any remaining provision of this Article "16" of this Agreement.

         17. Confidential Information.

               A. As used in this Agreement and with respect to Scantek's Business, "Confidential Information" means information: (i) which is known by HumaScan as a consequence of its relationship with Scantek, including, but not limited to, through research, development, manufacture and sale of the BreastAlert(TM) (ii) which is known by HumaScan through any agreements with Scantek or third parties, including, but not limited to, Zigmed, or (iii) with respect to either HumaScan's business or Scantek's Business or any of their products, processes, and other services relating thereto relating to the past or present business of either HumaScan or Scantek or the future business of Scantek or any plans therefore. Confidential Information includes, but is not limited to, all documentation, hardware and software relating thereto, and information and data in written, graphic and/or machine readable form, products, processes and services, whether or not patentable, trademarkable or copyrightable or otherwise protectable, including, but not limited to, information with respect to discoveries; know-how; ideas; computer programs, source codes and object codes; designs; algorithms; processes and structures; product information; marketing information; price lists; cost information; product contents and formulae; manufacturing and production techniques and methods; research and development information; lists of clients and vendors and other information relating thereto; financial data and information; business plans and processes; documentation with respect to any of the foregoing; and any other information of Scantek which Scantek has informed HumaScan or HumaScan knew, by virtue of its position. Confidential Information also includes similar information obtained by HumaScan from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

               B. HumaScan will not, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. HumaScan shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. The foregoing restrictions of this Article "16" of this Agreement shall not apply to any information which:

                  (i) was generally available to the public prior to such disclosure;

                  (ii) becomes publicly available through no act or omission of HumaScan;

                       or

                  (iii) is disclosed as required by the order of a Court having jurisdiction over HumaScan; provided, however, that if HumaScan fails to give Scantek reasonably prompt notice of any such court order HumaScan shall be deemed to have breached its obligation hereunder and shall be liable to Scantek for any all damages to Scantek as a result of any such disclosure pursuant to a court order.

                  C. At the Closing, HumaScan shall assign to Scantek, to the extent assignable, the benefit of any and all agreements with its employees, agents and other third parties which contain confidentiality agreements, restrictive covenants or similar provisions in favor of HumaScan (the "Confidentiality Agreements") as evidenced by a form of assignment, annexed hereto and made a part hereof as Exhibit "P"; provided, however, that any such assignment shall provide that HumaScan has retained any and all rights against any such employee, agent or third party for violation of any of HumaScan's rights pursuant to any of such agreements.

         18. Specific Performance/Equitable Relief.

                  A. HumaScan acknowledges that the Assets are unique and for that reason, among others, Scantek will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in the event of any breach by HumaScan of this Agreement, Scantek shall have the right, at its election, to obtain an order for specific performance of this Agreement, without the need to:
(i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy.

                  B. A breach by HumaScan of any provision of Articles "16" and "17" of this Agreement cannot be reasonably or adequately compensated in damages in an action at law. Furthermore, a breach by HumaScan of any of the provisions contained in Articles "16" and "17" of this Agreement will cause Scantek irreparable injury and harm. HumaScan expressly agrees that Scantek shall be entitled to preliminary and permanent injunctive or other equitable relief without bond or other security, to prevent the breach or anticipated breach by HumaScan of the provisions contained in Articles "16" and "17" of this Agreement. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which Scantek may have for damages or otherwise.

         19. Construction. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

         20. Miscellaneous.

               A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               B. Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any state or of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

               C. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) registered or certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, in each case addressed as follows:

If to Scantek:                             Scantek Medical, Inc.
                                           321 Palmer Road
                                           Denville, New Jersey 07834
                                           Attn.: Dr. Zsigmond L. Sagi
                                           Facsimile No.: (973) 328-3068


with a copy to:                            Mintz & Fraade, P.C.
                                           488 Madison Avenue
                                           New York, New York 10022
                                           Attn.: Frederick M. Mintz, Esq.
                                           Facsimile No.: (212) 486-0701

If to HumaScan:                            HumaScan Inc.
                                           c/o Kenneth Hollander
                                           16 Fieldston Road
                                           Califon, New Jersey 07830
                                           Attn.: Chris J.M. Blaxland, President
                                           Facsimile No.: (___) ___-____

with a copy to:                            Graubard Mollen & Miller
                                           600 Third Avenue
                                           New York, New York 10016
                                           Attn.: David Alan Miller, Esq.
                                           Facsimile No.: (212) 818-8881

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing by registered or certified mail is impossible due to an absence of postal service, and if the other methods of sending notice set forth in this Paragraph "C" of this Article "20" of this Agreement are not otherwise available, notice shall be in writing and personally delivered to the aforesaid address. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing differs from the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice was given.

               D. Governing Law; Disputes. This Agreement shall in all respects be construed, governed, applied and enforced with the laws of the State of New Jersey without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of New Jersey and made pursuant to the laws of the State of New Jersey. Except as otherwise provided in Article "18" of this Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration in Newark, New Jersey, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New Jersey, County of Essex. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the City of Newark, State of New Jersey as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New Jersey in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "20" of this Agreement. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.

In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed".

               E. Entire Agreement. The parties have not made any representations, warranties, or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement, together with any instruments or other agreements executed simultaneously herewith, constitutes the entire Agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement and any such instrument, which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

               F. Further Assurances. The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

               G. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

               H. Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  I. Expenses. Each party hereto shall pay its own expenses incident to the negotiation and preparation of this Agreement and all other documents necessary or appropriate to consummate the transactions provided for herein, and shall bear its own costs and expenses incurred in closing and carrying out the transactions provided for by this Agreement.

               J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               K. Exhibits

               All Exhibits annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

               IN WITNESS WHEREOF, the parties hereof have signed these presents, as of the day, month and year first above written.


                                        Scantek Medical, Inc.

                                        By:____________________________
                                            Dr. Zsigmond L. Sagi, President



                                        HumaScan Inc.

                                        By:_______________________________
                                                Chris J.M. Blaxland,
                                                     President

                                                                       EXHIBIT A

                              TERMINATION AGREEMENT

      AGREEMENT dated as of the 15th day of March, 1999 by and between HumaScan, Inc. a Delaware corporation, with an address at c/o Kenneth Hollander, 16 Fieldston Road, Califon, New Jersey 07830 ( "HumaScan") and Scantek Medical, Inc. a Delaware corporation, with an address at 321 Palmer Road, Denville, New Jersey 07834 ("Scantek").

                              W I T N E S SE T H :

      WHEREAS, Scantek has licensed to HumaScan the rights to manufacture, market and sell the BreastAlertJ Differential Temperature Sensor ("BreastAlert") pursuant to the Second Amended License Agreement dated as of October 20, 1995 as amended on February 26, 1996, March 17, 1996, April 29, 1996 and May 31, 1996 and as further amended by the Settlement Agreement dated May 15, 1998 (collectively the "License Agreement");

      WHEREAS, HumaScan has failed to pay license fees, royalties and other sums due to Scantek for the period through the date of this Agreement, in the amount of Seven Hundred Fifty Thousand ($750,000) Dollars;

      WHEREAS, as a result of HumaScan=s defaults pursuant to the License Agreement including, but not limited to, HumaScan=s default in paying royalties, Scantek would be able to terminate the License Agreement; and

      WHEREAS, HumaScan and Scantek have agreed to avoid legal proceedings with respect to the License Agreement and desire to terminate the License Agreement;

      WHEREAS, HumaScan has agreed to transfer to Scantek certain of its assets, including, but not limited to, those which were utilized in connection with the License Agreement in order to satisfy its indebtedness to Scantek;

      WHEREAS, pursuant to the cancellation of the License Agreement HumaScan shall have no active business and, as a result, HumaScan desires to transfer certain of its assets which exceed its indebtedness to Scantek, Scantek is willing and in order to make a settlement with HumaScan;

            NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged,

      IT IS AGREED:

1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is contained in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to himself, herself or itself.

2. Termination Effective immediately, the License Agreement is hereby terminated and shall be deemed null and void and of no further force and effect.

3.    Miscellaneous.

      A. Entire Agreement. The parties have not made any representations, warranties, or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement, together with any instruments or other agreements executed simultaneously herewith, constitutes the entire Agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement and any such instrument, which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

      B. Further Assurances. The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

     C. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

            IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day, month and year first written above,

                                          HumaScan, Inc.

                                          By:________________________________
                                                 Chris Blaxland, President


Attest:

-----------------------
      Secretary

(Corporate Seal)


                                          Scantek Medical, Inc

                                          By:_______________________________
                                                 Pat Furness, Vice President
Attest:

-----------------------
      Secretary

(Corporate Seal)

                                                                       EXHIBIT B


         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT


         Scantek Medical, Inc., 321 Palmer Road, Denville, New Jersey 07834

A corporation organized under the laws of the State of_________________________, as RELEASOR,


in consideration of the sum of_________________________($       ), received from

         HumaScan, Inc., 125 Moen Avenue, Cranford, New Jersey 07016
                                                                    as RELEASEE,


receipt whereof is hereby acknowledged and discharges

         HumaScan, Inc., 125 Moen Avenue, Cranford, New Jersey 07016


                                      the RELEASEE, RELEASEE'S heirs, executors,
administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE, saving and excepting the Releasee's obligations pursuant to the settlement Agreement by and between HumaScan, Inc. and Scantek Medical, Inc. dated as of the 1st day of March, 1999.



         The words "RELEASOR" and "RELEASEE" includes all releasors and all releasees under this RELEASE.

         This RELEASE may not be changed orally.

         IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on_______________________, 1999.


         IN PRESENCE OF:
                                             ----------------------------------
                                             Scantek Medical, Inc.


                                             By /S/
                                             ----------------------------------
                                                    Zigmond L. Sagi


STATE OF_____________________, COUNTY OF____________________        ss.:



         On ____________________, 1999 before me ___________________________
personally came Zigmond L. Sagi, to me known, who, by me duly sworn, did depose and say that deponent resides at____________________________, that deponent is the President of Scantek Medical, Inc., the corporation described in, and which executed the foregoing RELEASE, that deponent knows the seal of the corporation, that the seal affixed to the RELEASE is the corporate seal, that it was affixed by order of the board of______________________ of the corporation; and that deponent signed deponent's name by like order.



                                             -----------------------------------

If the party making payment is not the same as the party released, delete words "as RELEASEE" and add names of parties released after the word "discharges."

         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT


         HumaScan, Inc., 125 Moen Avenue, Cranford, New Jersey 07016

A corporation organized under the laws of the State of Delaware, as RELEASOR,


in consideration of the sum of one dollar and for other good and valuable

consideration ($       ), received from Scantek Medical, Inc., 321 Palmer Road,
Denville, New Jersey 07834
                                                                    as RELEASEE,

receipt whereof is hereby acknowledged and discharges

         Scantek Medical, Inc., 321 Palmer Road, Denville, New Jersey 07834


                                      the RELEASEE, RELEASEE'S heirs, executors,
administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE,




         The words "RELEASOR" and "RELEASEE" includes all releasors and all releasees under this RELEASE.

         This RELEASE may not be changed orally.

         IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on_______________________, 1999.


         IN PRESENCE OF:
                                             ----------------------------------
                                             HumaScan, Inc.


                                             By /S/
                                             ----------------------------------
                                                    Chris J.M. Blaxland


STATE OF_____________________, COUNTY OF____________________        ss.:



         On ____________________, 1999 before me ____________________________
personally came Chris J.M. Blaxland, to me known, who, by me duly sworn, did depose and say that deponent resides at_______________________________, that deponent is the President of HumaScan, Inc., the corporation described in, and which executed the foregoing RELEASE, that deponent knows the seal of the corporation, that the seal affixed to the RELEASE is the corporate seal, that it was affixed by order of the board of______________________ of the corporation; and that deponent signed deponent's name by like order.



                                             -----------------------------------

If the party making payment is not the same as the party released, delete words "as RELEASEE" and add names of parties released after the word "discharges."

                                                                       EXHIBIT C


ITEM #     DESCRIPTION                                                          QTY    COMMENTS
------     -------------------------------------------------------------------  ---    ----------
1.1.1d     FTS Chiller                                                           1     Include Id
1.1.2d     Hydraulic Unit                                                        1     Include Id
1.1.3d     Control system                                                        1     Include Id
1.1.d      Sensor Web Machine                                                    1     Include Id
1.2d       Manhasset 6MH Cutting Press                                           1     Include Id
1.3.1d     Label-Aire Label Applicators                                          6     Include Id
1.3.1d     MGS Pick & Place Unit                                                 1     Include Id
1.3.2d     Wrap-Ade Packaging Machine                                            1     Include Id
1.3.3d     LSI Labelers                                                          2     Include Id
1.3.4d     Donner Conveyors Belts & Stands                                       2     Include Id
1.3.5d     Control System and Wiring                                             1     Include Id
1.3.6d     Machine Bases for Knuckle Press (Knuckle Press not available)         2     Include Id
1.3.7d     Hydraulic Unit                                                        1     Include Id
1.3.d      Assembly and Packaging Line                                           1     Include Id
1.a        Precision Scientific Low Temperature Incubator - Model 815            3
1.d        Zigmed Production Line (as is condition)                              1
10.d       Sullair E56-IOH, Air Cooled Base, 10HP Continuous Duty Rotary         1
             Screw Air Compressor
11.a       IVEK Precision Dispensing Unit                                        1
11.b       Drawer Base Cabinet 36x35-3/4x22                                      2
11.d       Zeks Model 35HSEA100 Refrigerated Air Dryer                           1
12.c       Yake Pallet Jack, 12 volt                                             1
12.a       Heating Circulators with Digital Temperature Controller              23
12.g       Respirator Storage Cabinet                                            1
13.b       Solvent Base Cabinet 36"                                              1
13.g       Right to Know Spill Center (Blue Board and Spill Cabinet)             1
14.a       Electrothermal Melting Point Apparatus Model 1A9300
             w/Printer Model PR2000                                              1
14.b       Wallcase 48x30x12                                                     5
14.c       Upright Cylinder Cabinet, 46-341D, C&H Dist 800-558-9966              1
14.g       Fire Rag Bucket                                                       2
15.b       Glass Doors for VFW-1118 Set-2                                        5
15.a       Metro Mobile Oven HM2000                                              1
16.h       Computer                                                              1     Skid
19.g       Craftsman tool box and tools                                          1
19.h       Computer                                                              1
2.1d       FTS Chiller                                                           1     Include Id
2.2d       Vision Inspection System w/computer (not in use)                      1     Include Id
2.3d       Semi-automated assembly station                                       4     Include Id
2.4d       Modified vial adjustment system                                       1     Include Id
2.a        Buck Scientific IR Spectrophotometer-Model 500                        1     Include Computer
2.b        Hood Base Cabinet 36 in                                               1
20.h       Monitor                                                               1
21.h       Computer                                                              1
22.g       Paper Shredder                                                        1
22.h       Monitor                                                               1
26.h       Monitor                                                               1
27.g       TV - Conf Room                                                        1
27.h       Computer                                                              1
28.g       VCR - Conf Room                                                       1
29.g       Postage Meter                                                         1
3.1.d      FTS Chiller (spare)                                                   1     Include Id


ITEM #     DESCRIPTION                                                          QTY    COMMENTS
------     -------------------------------------------------------------------  ---    ----------
[TO COME]  Foam Assembly Station (not completed)                                2      Include Id
           Flammable Storage Cabinet (Red)                                      2      Warehouse
           CTC Mechanical Web Tensioners (spare)                                2      Include Id
           Flammable Storage Cabinet (Yellow)                                   1      Lab
           FIFE Mechanical Edge Guide System (spare)                            1      Include Id
           CSI Motion Controller, Servo, Gearbox (spare)                        1      Include Id
           LSI Model 1061 Applicator                                            1      Include Id
           Frame work for 2nd sensor web machine                                1      Include Id
           Rubber Rollers (Abrubco) (spare)                                     1      Include Id
           Large die (New design) (spare) (1 assembled, 1 unassembled)          2      Include Id
           Rewind Station (not in use)                                          1      Include Id
           Perkin Elmer Autosystem XL GC w/Turbochrom Software                  1
           Acid Base Cabinet - 36 PE Lined                                      1
           Computer                                                             1      Skid
           Heavy Duty Wire Shelving - Chrome                                    6
           Blue - Lab Cart                                                      2
           Computer                                                             1      Skid
           Misc MGS nuts/bolts Box in Maintenance                               1
           Spill Pallets - Steel (White)                                        2      Warehouse
           Spill Pallets - (Yellow)                                             2      Warehouse
           Nation - 2 Drawer Lateral File Taper Edge Finish MC                  1
           Podium                                                               1
           Easel                                                                1
           National - Wood Cylinder Base Finish MC                              1      Include Id
           National - 42 Dia Table w/Waterfall Edge Finish MC                   1
           Chair - Arcadia - LB Knee Tilt - Wood Arm Open, Pneu lift            2
           Rugs - Black                                                         6
           Impulse Sealer and Bags                                              1
           Aluminum Sample Suitcases                                            3
           Monitor                                                              1      Skid
           Cocktail Table                                                       1      Office #5
           Woman's Bust Model                                                   1
           Monitor                                                              1      Skid
           Ametek - Accuforce EZ250 Test Stand w/Accuforce IV Digital
             Force and Torque Gauge                                             1
           Computer                                                             1      Skid
           Small Postal Scale                                                   1
           Electric Stapler                                                     1
           Bookcase                                                             1      Office #2
           Storage Cabinet - Gray - Closed                                      8
           Printer                                                              1      Skid
           Storage Cabinet - Open Shelved - Tan                                 6
           Hole Punch                                                           1
           Computer                                                             1      Computer Room
           Mettler Toledo - Melting Point Instrument FP62                       1
           Sink Base Cabinet 48-35-3/4x22                                       1
           Fax Machine                                                          1
           Worktables - Steel                                                   2
           Monitor                                                              1      Computer Room
           Worktables - Formica - Holes in Top                                  2
           Miscellaneous Instrumentation (Humidity, temp chart recorders, etc)  1

ITEM #     DESCRIPTION                                                          QTY    COMMENTS
------     -------------------------------------------------------------------  ---    ----------
68.g       Miscellaneous Personal Protective Equipment                           1
69.g       Display Case - Large                                                  1
 7.a       Mettler Toledo - Balance Professional Level PR5002                    1
 7.b       Kemresin Tub Sink 24x8x16                                             1
 7.c       Hobart Battery Accu-charger Model 540A1-6                             2
70.g       Display Case - Small                                                  1
71.g       5-drawer cabinet - putty                                              1
72.g       Gas Cylinder Hand Truck                                               2
73.g       Red Material Bins                                                     6
74.g       Blue Material Bins                                                    6
75.g       Black Conf Table and 4 chairs                                         1
76.g       Miscellaneous Lab Supplies (in-drawers)                               1
77.g       Freezer                                                               1
78.g       Oven                                                                  1
 8.a       Mettler Toledo - Balance Analytical Premier AT460 Deltarange          1
 9.a       Labconco Filter Vapor Work Enclosure  VWR#30141-123                   1
 9.b       Left Corner Base                                                      2
 9.g       Dayton Drill Press                                                    1
 4.a       Perkin Elmer Differential Scanning Calorimeter DSC-6                  1     Include Computer
13.a       Neslab RTE-100 Recirculator                                           1     Include 4a
 4.b       Safe-T-Zone Shower/Eyewash station                                    1
 5.b       Labconco Flask Scrubber, Free Standing                                1
12.b       Cupboard/Drawer Base Cabinet 36x35-3/4x22                             2
16.b       Open F/H Storage Case 48x84x16                                        2
17.b       Glazed Sliding Door, VFS-2118-01 Set-2                                2     Include 16b
10.c       Intermec Bar Code Printer Model 3600                                  1
 4.d       Intermec Bar Code Printer Model 3600                                  1
 6.d       30"x60" Adjustable Height Table with Armox Comfort Edge, 53-187AX    12
 8.d       Basic Stool, Adjustable Height, 3W597, Grainger                      13
40.e       National - 2 Drawer Lateral File Taper Edge Finish MC                 1     Office #9
21.g       Overhead Projector w/screen                                           1     Main Conf Room
 9.c       Sterling digital readout Scale DW-750 w/Platform Scale E4848-5        1
57.f       Table - Brown                                                         1     Ship Office
24.f       File - 5 drawer lateral - putty                                       3     Maintenance
33.f       Storage Cabinet - Black                                               1     Computer Room
51.h       Printer                                                               1     Office #10
34.h       Printer                                                               1     Skid
 1.g       HP Plotter                                                            1     Prod Office
 2.g       5-drawer blueprint cabinet and stand                                  1     Prod Office
16.g       Flat bed hand trucks (gray)                                           1     Warehouse
30.g       Copier Mitia                                                          1     Prod Office
 9.f       Chair - High Back Swivel Tilt - Burgandy                              3     Prod Office
 7.f       Desk - Single pedestal 30x66                                          1     Prod Office
 6.5       Desk-L Workstation 30x66 w/24x48 return - Gray                        2     Prod Office
10.f       Panel - Wall Mounted Panel 36x60 gray                                 2     Prod Office
11.f       Panel - Wall Mounted Panel 36x60 gray                                 2     Prod Office
 1.f       File - 2 drawer lateral 36" wide - Pt/Lt Gray                         2     Prod Office
 4.c       Crown RD Model 30RDTT w/sideshifter A-19100 Doublereach
             Forklift - 1985                                                     1
 8.c       Hobart 'R' Series Battery Charger No. 725B1-18R                       1     Include 4c
14.f       Workunit-Laminate Black textured 34x180x30                            1

ITEM #     DESCRIPTION                                                          QTY    COMMENTS
------     -------------------------------------------------------------------  ---    ----------
15.f       Workunit-Laminated upper shelf unit 14x180x10                        1
17.f       Desk-Gray - Dble Ped 30x60 Steel                                     1
15.c       Manual Crown Pallet Jack                                             1
16.a       Precision Economy Oven No. 31576 1-800-621-8820                      1
AL001      ALUMINUM WEB LARGE A                                              258 Rolls
AL002      ALUMINUM WEB LARGE B                                              247 Rolls
AL003      ALUMINUM WEB LARGE C                                              229 Rolls
CHOO1      ORTHO-CLORO-NITRO 99%                                             170 Kg
CHOO2      ORTHO-BROMO-NITRO 99%                                              50 Kg
CHOO3      COPIKEN BLUE CUL                                                    3 Lbs
MT003      PIB LIDDING ROLLS                                                 919 Rolls
CH005      D.C. & RED 17                                                       2 lbs
LL004      LEFT LABEL ROLLS                                               82,000 Ea
LL005      RIGHT LABEL ROLLS                                              82,000 Ea
LL001      CASE LABEL ROLLS                                                   40 Rolls
LLOO3      DFU PRINTED INSERTS                                           230,000 Ea
MT002      POUCH PRINTED ROLLS                                           430,077 Ea
MT005      POUCH UNPRINTED ROLLS                                         762,263 Ea
MT007      PRINTED FOLDING CARTONS                                        92,675 Ea
MT010      FOAM PAD W/ADHESIVE                                           461,600 Ea
MT011      DIE CUT RELEASE LINER                                         400,000 Ea
MT012      INTERMEDIATE BOX                                                3,300 Ea
MT013      INSULATED SHIPPING CASE                                           862 Ea
MT014      FREEZER GEL PACS - 18/Case                                      1,458 Cases
MT015      INSULATED SHIPPING CASE-2 BOX                                     269 Ea

                                                                       EXHIBIT D


Regulatory Documentation:
      510(k) - un-redacted version from FDA
      510(k) - Design change file
      Device master record and product specifications
      Standard operating procedures
      Quality manual
      Change request file (CR)
      Validation protocols
      QA complaint files
      Device listing files
      Facility registration files
      Forms

Manufacturing and quality Assurance:
      Chemical batch laboratory notebooks
      Production work orders/lot history records: PWO's
      Operations files (vendor approval files, equipment files, validations) Design notes from operations on transfer of technology from Scantek/Zigmed

Clinical Documentation:
      Clinical affairs SOP's
      Adverse events and reporting
      Technical support records
      Clinical monitoring forms
      References, bibliographics and other published resources
      References cited in protocols
      Protocols and clinical study reports

                                                                       EXHIBIT E

                                   ASSIGNMENT

      KNOW ALL MEN BY THESE PRESENTS, that HumaScan Inc., a Delaware corporation having its principal office and place of business at c/o Kenneth Hollander, 16 Fieldston Road, Califon, New Jersey 07830 ("HumaScan"), in consideration of the satisfaction of the debt owed to Scantek Medical, Inc. (AScantek@) by HumaScan, and for other good and valuable consideration, receipt of which is hereby acknowledged, HumaScan has transferred, assigned, set over and conveyed, and by these presents does transfer, assign, set over and convey unto Scantek, its successors and assigns forever, all of the Assets (hereinafter referred to as the "Assets") listed on Exhibits "A" and "B" attached hereto and made a part hereof.

      TO HAVE AND TO HOLD the Assets unto Scantek, its successors and assigns, to its own use and behalf forever.

      HumaScan, for itself and its successors and assigns further covenants and agrees to do, execute and deliver, or cause to be done, executed and delivered, all such further acts, transfers and assurances, for the better assuring, conveying and confirming unto Scantek and its successors and assigns, all and singular, the Assets hereby bargained, sold, assigned, transferred, set over and conveyed, as Scantek and its successors and assigns shall request.

      HumaScan hereby warrants and covenants, at HumaScan's cost and expense, to defend Scantek's title to the Assets against all claims and demands of all persons and entities whatsoever.

      This Assignment and the representations, warranties, and covenants herein contained shall inure to the benefit of Scantek and its successors and assigns and shall be binding upon HumaScan and its successors, assigns and transferees.

      IN WITNESS WHEREOF, the HumaScan has caused this Assignment to be executed as of the 15th day of March, 1999.

                                          HumaScan, Inc.

                                        By: ______________________
                                            Chris Blaxland, President

STATE OF ____________   )
                        )ss.:
COUNTY _____________    )

      On the 15th day of March, 1999 before me personally came Chris Blaxland to me known, who, being by me duly sworn, did depose and say that he resides at ___________________________ that he is the President of HumaScan, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                          -----------------------
                                                Notary Public

                                                                       EXHIBIT F

                                                                          PAGE 1


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "HUMASCAN INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF FEBRUARY, A.D. 1999.

     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "HUMASCAN INC." WAS INCORPORATED ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1994.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.


                                            /s/   EDWARD J. FREEL
                                            -----------------------------
                                            Edward J. Freel, Secretary of State


                                                        AUTHENTICATION: 9567789
                                                                  DATE: 02-10-99

                                                                       EXHIBIT G

                                                                          PAGE 2

     The undersigned officer of Humanscan Inc., a Delaware corporation ("Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation by Unanimous Consent on March 1, 1999, have not been amended, modified or repealed and remain in full force and effect:

          RESOLVED, that the Corporation be, and it hereby is, authorized to enter into a Settlement Agreement with Scantek Medical, Inc. ("Scantek") and Zigmed Corp. ("Zigmed") providing for the transfer to Scantek of certain of the Corporation's tangible assets related to the manufacture, marketing and sale of the "Breast Alert" Differential Temperature Sensor and the issuance of 150,000 shares of the Corporation's common stock to Scantek in consideration for the payment of amounts due to Scantek under the License Agreement between the Corporation and Scantek, the termination of the License Agreement and the payment by Scantek, of $340,000 to the Corporation and the payment to Zigmed of $105,000 (to be paid by Scantek from such $340,000) and the issuance of 200,000 shares of the Corporation's common stock to Zigmed in payment of amounts due to Zigmed for machinery and equipment supplied to the Corporation by Zigmed, such Settlement Agreement to be substantially in the form of the draft thereof dated February 26, 1999, with such changes to the text and form thereof as the officers of the Corporation executing such Settlement Agreement shall deem, in their sole judgment, to be necessary and desirable; and it is further

          RESOLVED, that the officers of the Corporation, and each of them without the others, be, and each of them hereby is, authorized and empowered to execute and deliver, in the name and on behalf of the Corporation, the Settlement Agreement and all instruments, certificates and other documents to be provided by the Corporation pursuant to or in connection with the consummation of the transactions contemplated by the Settlement Agreement; and it is further

          RESOLVED, that all acts heretofore taken by the officers of the Corporation in furtherance of the consummation of the transactions contemplated by the Settlement Agreement be, and they hereby are, ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate in his capacity as an officer of the Corporation holding the office specified below his signature this 2nd day of March, 19999.


                                                 -------------------------------
                                                 Christopher J.M. Blaxland
                                                 President

                                                                       EXHIBIT H

                                                                          PAGE 1


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "SCANTEK MEDICAL, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SIXTEENTH DAY OF FEBRUARY, A.D. 1999.

     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "SCANTEK MEDICAL, INC." WAS INCORPORATED ON THE TENTH DAY OF JUNE, A.D. 1998.

     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

     AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.


                                            /s/   EDWARD J. FREEL
                                            -----------------------------
                                            Edward J. Freel, Secretary of State


                                                        AUTHENTICATION: 9576798
                                                                  DATE: 02-16-99

                                                                       EXHIBIT I

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                 IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

                                       OF

                              SCANTEK MEDICAL, INC.


      The undersigned, being all of the directors of Scantek Medical, Inc. (the ACompany@), a Delaware corporation, do hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Company.

      WHEREAS, the Chairman has presented to each director the proposed settlement agreement dated as of the 11th day of March, 1999, a copy of which is annexed hereto as Exhibit AA@ with HumaScan, Inc., together with a letter dated March 11, 1999 from Company counsel, Frederick M. Mintz, a copy of which is annexed hereto as Exhibit AB@.

      NOW, THEREFORE, IT IS

      RESOLVED, that the Board of Directors approves the Company entering into the Agreement, substantially in the form annexed hereto as Exhibit AA@; and it is further

      RESOLVED, that the officers of the Company execute such documents as may be required and take, or cause to be taken, any and all such further actions as may be necessary and required to implement the forgoing resolution.

      IN WITNESS WHEREOF, the undersigned have executed this consent as of the ___ day of March, 1999.

                                                      ------------------------
                                                                  Kenneth Courey

                                                      ------------------------
                                                             Patricia B. Furness

                                                      ------------------------
                                                                     Robert Lane

                                                      ------------------------
                                                                     Paul Nelson

                                                      ------------------------
                                                          Zsigmond Sagi, Ph.D.

                                                      ------------------------
                                                          Maurice Siegel, Ph.D

                                                                       EXHIBIT J

                         CERTIFICATE OF REPRESENTATIONS
                     AND WARRANTIES OF SCANTEK MEDICAL, INC


      Pursuant to Article "11" of the Agreement dated as of the 11th day of March, 1999, by and among HumaScan, Inc. ("HumaScan") and Scantek Medical, Inc. ("Scantek") hereby represents, warrants and covenants to HumaScan, that, as of the date hereof, all of the representations, warranties and covenants which are contained in the Agreement are true and accurate, including, but not limited to, those set forth below. Each of the capitalized terms which is used in this Certificate shall have the same meaning as is set forth in the Agreement.

      Scantek, represents, warrants and covenants to HumaScan, as follows:

      1. Corporate Status.

            A. Scantek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted.

            B. A copy of a good standing certificate for Scantek issued by the Secretary of State of the State of Delaware is annexed to the Agreement and made a part thereof as Exhibit AH@ and is complete and correct as of the date of the Agreement.

      2. Corporate Authority and Due Authorization. Scantek has the full authority, right, power and legal capacity to enter into the Agreement and to consummate the transactions which are provided for in the Agreement. The execution of the Agreement by Scantek, its delivery to HumaScan, and the consummation by Scantek of the transactions which are contemplated therein have been duly approved and authorized by Scantek's Board of Directors, which shall be evidenced by a certified copy of the resolution of Scantek's Board of Directors in the form which is annexed to the Agreement and made a part thereof as Exhibit AI@ which shall be delivered at the Closing), and no further authorization shall be necessary on the part of Scantek for the performance and consummation by Scantek of the transactions which are contemplated by the Agreement.

      3. No Approvals. No approval of any governmental authority is required by Scantek in connection with the transactions which are provided for in the Agreement.

      4. Broker. Scantek has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions provided for in the Agreement.

      5. Complete Disclosure. No representation or warranty of Scantek which is contained in the Agreement, or in a writing furnished or to be furnished pursuant to the Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading.

      6. No Defense. It shall not be a defense to a suit for damages by HumaScan for any misrepresentation or breach of covenant or warranty that HumaScan knew or had reason to know that any covenant, representation or warranty in the Agreement or documents furnished or to be furnished to HumaScan pursuant to the Agreement contained untrue statements.

Dated:  New York, New York
        March 15, 1999

                                    Scantek Medical, Inc.

                                    By:____________________________
                                         Dr. Zsigmond L. Sagi, President


STATE OF NEW YORK )
                  )ss.:
COUNTY NEW YORK   )

      On the 15th day of March, 1999 before me personally came Zsigmond L. Sagi to me known, who, being by me duly sworn, did depose and say that he resides at __________________________, that he is the President of Scantek Medical, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                    ------------------------------
                                          Notary Public

                                                                       EXHIBIT K

                           CERTIFICATE OF PERFORMANCE
                     OF OBLIGATIONS OF SCANTEK MEDICAL, INC



      In accordance with Article A15@ of the proposed settlement agreement dated as of the 11th day of March, 1999 by and between by and between HumaScan, Inc. (AHumaScan@) and Scantek Medical, Inc., ("Scantek"), Scantek hereby represents, warrants and covenants that Scantek has performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by it prior to the Closing Date.





                                    SCANTEK MEDICAL, INC.


Dated: New York, New York           By: _____________________________
       March 15, 1999                     Zsigmond L. Sagi, President

                                                                       EXHIBIT L

                         CERTIFICATE OF REPRESENTATIONS
                        AND WARRANTIES OF HUMASCAN, INC.

      Pursuant to Article "10" of the Settlement Agreement (the "Agreement") dated as of the 11th day of March, 1999, by and among HumaScan, Inc. ("HumaScan") and Scantek Medical, Inc. ("Scantek") hereby represents, warrants and covenants to HumaScan, that, as of the date hereof, all of the representations, warranties and covenants which are contained in the Agreement are true and accurate, including, but not limited to, those set forth below. Each of the capitalized terms which is used in this Certificate shall have the same meaning as is set forth in the Agreement.

      HumaScan, represents, warrants and covenants to Scantek, as follows:

      1. Corporate Status.

            A. HumaScan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted.

            B. HumaScan does not have any equity interest, as a shareholder, proprietor, partner, beneficiary, joint venturer or otherwise, in any corporation, firm, partnership or joint venture.

            C. A copy of a good standing certificate for HumaScan issued by the Secretary of State of the State of Delaware is annexed to the Agreement and made a part thereof as Exhibit AF@ and is complete and correct as of the date of the Agreement.

      2. Corporate Authority and Due Authorization. HumaScan has the full authority, right, power and legal capacity to enter into the Agreement and to consummate the transactions which are provided for therein. The execution of the Agreement by HumaScan, its delivery to Scantek, and the consummation by HumaScan of the transactions which are contemplated herein have been duly approved and authorized by HumaScan's Board of Directors, which shall be evidenced by a certified copy of the resolution of HumaScan's Board of Directors in the form which is annexed to the Agreement and made a part thereof as Exhibit AG@ which shall be delivered at the Closing), and no further authorization is necessary on the part of HumaScan for the performance and consummation by HumaScan of the transactions which are contemplated by the Agreement.

      3. Compliance with the Law and Other Instruments. Except as otherwise provided in the Agreement and in the Exhibits annexed thereto, the business and operations of HumaScan have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect HumaScan or its properties, assets or businesses including, but not limited to, the Assets. To the best of its knowledge, HumaScan owes no sales or use taxes to the New Jersey Department of Taxation. The performance of the Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of HumaScan or cause an acceleration under any arrangement, agreement or other instrument to which HumaScan is a party or by which any of its assets are bound. HumaScan has performed in all respects all of its obligations which are, as of the date of the Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment which may in any manner effect the Assets or HumaScan=s rights pursuant to the License Agreement. Although HumaScan's representation and warranty with respect to owing no sales or use taxes to the New Jersey Department of Taxation is limited by the phrase, "to the best of its knowledge," if any sales or use taxes are due to the New Jersey Department of Taxation, then regardless of HumaScan's knowledge, HumaScan shall be obligated to indemnify Scantek pursuant to Article "7" of the Agreement.

      4. Value of the Assets The estimated acquisition cost to Scantek was in excess of Two Million Five Hundred Thousand ($2,500,000) Dollars.

      5. Litigation. There are no legal, administrative, arbitration, or other proceeding or governmental investigations affecting the Assets or with respect to any matter with respect to the License Agreement, pending or to its knowledge threatened, by or against, HumaScan whether or not covered by insurance. Neither HumaScan nor its officers or directors are subject to any order, writ, injunction, or decree of any Court, department, agency, or instrumentality, affecting HumaScan.

      6.    No Approvals.     No approval  of any  governmental  authority  is
required by HumaScan in connection with the transactions which are provided for in the Agreement.

      7. Broker. HumaScan has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions provided for in the Agreement.

      8. Title. HumaScan represents and warrants that it is the lawful owner of and has good and marketable title to and has the right to assign and transfer the Assets to Scantek. HumaScan further represents and warrants that the Assets are free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances, leases and claims of any kind or nature whatsoever.

      9. Complete Disclosure. No representation or warranty of HumaScan which is contained in the Agreement, or in a writing furnished or to be furnished pursuant to the Agreement contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no material fact relating to the business, affairs, operations, conditions (financial or otherwise), prospects of HumaScan or the Assets which would adversely affect same which has not been disclosed to Scantek in the Agreement.

      10. No Defense. It shall not be a defense to a suit for damages by Scantek for any misrepresentation or breach of covenant or warranty that Scantek knew or had reason to know that any covenant, representation or warranty in the Agreement or documents furnished or to be furnished to Scantek pursuant to the Agreement contained untrue statements.

      11. No Shareholder Approval Scantek acknowledges that HumaScan is not seeking approval of its shareholders for the transactions contemplated by the Agreement. The foregoing acknowledgment shall not be deemed to be an admission that shareholders' approval is required for the transactions contemplated by the Agreement.

      12. Survival of Covenants and Agreements; Limited Survival of Representations and Warranties.

            A. The covenants and agreements set forth in the Agreement and in certificates and Exhibits delivered pursuant thereto shall survive the Closing.

            B. The following representations and warranties shall survive the
Closing:

                  (i) The last sentence of Paragraph "C" of Article "10" of the Agreement;

                  (ii) Paragraph "F" of Article "10" of the Agreement;

                  (iii) Paragraph "H" of Article "10" of the Agreement; and

                  (iv) any claims for fraud and intentional misrepresentations with respect to any representations and warranties made in or in connection with the Agreement and in certificates and Exhibits delivered pursuant thereto.

            C. Except as otherwise provided in Subparagraph "(ii)" of Paragraph "L" of Article "10" of this Agreement, the representations and warranties made in or in connection with the Agreement and in certificates and Exhibits delivered pursuant hereto shall not survive the Closing,


Dated:      New York, New York
            March 15, 1999

                                    HumaScan, Inc.

                                    By:____________________________
                                          Chris Blaxland, President

STATE OF ____________   )
                        )ss.:
COUNTY _____________    )

      On the 15th day of March, 1999 before me personally came Chris Blaxland to me known, who, being by me duly sworn, did depose and say that he resides at ___________________________ that he is the President of HumaScan, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                    -----------------------
                                          Notary Public

                                                                       EXHIBIT M

                           CERTIFICATE OF PERFORMANCE
                        OF OBLIGATIONS OF HUMASCAN, INC.




      In accordance with Article "13" of the settlement agreement dated as of the 11th day of March, 1999 by and between HumaScan, Inc. (AHumaScan@) and Scantek Medical, Inc., ("Scantek"), HumaScan hereby represents, warrants and covenants that HumaScan has performed all obligations and complied with all covenants required by the Agreement to be performed or complied with by it prior to the Closing Date.



                                    HUMASCAN, INC.


Dated: New York, New York           By: ______________________________
       March 15, 1999                       Chris Blaxland,  President

                                                                       EXHIBIT N


         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT


         Zigmed Corporation

A corporation organized under the laws of the State of Delaware, as RELEASOR,


in consideration of the sum of one dollar ($1.00) and for other good and valuable consideration received from

         HumaScan, Inc., 125 Moen Avenue, Cranford, New Jersey 07016
                                                                    as RELEASEE,


receipt whereof is hereby acknowledged and discharges

         HumaScan, Inc., 125 Moen Avenue, Cranford, New Jersey 07016


                                      the RELEASEE, RELEASEE'S heirs, executors,
administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE,



         The words "RELEASOR" and "RELEASEE" includes all releasors and all releasees under this RELEASE.

         This RELEASE may not be changed orally.

         IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on_______________________, 1999.


         IN PRESENCE OF:
                                             ----------------------------------
                                             Zigmed Corporation


                                             By /S/
                                             ----------------------------------



STATE OF_____________________, COUNTY OF____________________        ss.:



     On ____________________, 1999 before me ___________________________
personally came _______________, to me known, who, by me duly sworn, did depose and say that deponent resides at____________________________, that deponent is the ______________ of Zigmed Corporation, the corporation described in, and which executed the foregoing RELEASE, that deponent knows the seal of the corporation, that the seal affixed to the RELEASE is the corporate seal, that it was affixed by order of the board of______________________ of the corporation; and that deponent signed deponent's name by like order.



                                             -----------------------------------

If the party making payment is not the same as the party released, delete words "as RELEASEE" and add names of parties released after the word "discharges."

                                                                       EXHIBIT O


         TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT


         HumaScan, Inc., 125 Moen Avenue, Cranford, New Jersey 07016

A corporation organized under the laws of the State of_________________________, as RELEASOR,


in consideration of the sum of one dollar ($1.00) and for other good and valuable consideration received from

         Zigmed Corporation
                                                                    as RELEASEE,


receipt whereof is hereby acknowledged and discharges

         Zigmed Corporation


                                      the RELEASEE, RELEASEE'S heirs, executors,
administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE, the RELEASOR, RELEASOR'S successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE,




         The words "RELEASOR" and "RELEASEE" includes all releasors and all releasees under this RELEASE.

         This RELEASE may not be changed orally.

         IN WITNESS WHEREOF, the RELEASOR has caused this RELEASE to be executed by its duly authorized officers and its corporate seal to be hereunto affixed on_______________________, 1999.


         IN PRESENCE OF:
                                             ----------------------------------
                                             HumaScan, Inc.


                                             By /S/
                                             ----------------------------------
                                                    Chris J.M. Blaxland


STATE OF_____________________, COUNTY OF____________________        ss.:



         On ____________________, 1999 before me ____________________________
personally came Chris J.M. Blaxland, to me known, who, by me duly sworn, did depose and say that deponent resides at_______________________________, that deponent is the President of HumaScan, Inc., the corporation described in, and which executed the foregoing RELEASE, that deponent knows the seal of the corporation, that the seal affixed to the RELEASE is the corporate seal, that it was affixed by order of the board of______________________ of the corporation; and that deponent signed deponent's name by like order.



                                             -----------------------------------

If the party making payment is not the same as the party released, delete words "as RELEASEE" and add names of parties released after the word "discharges."

                                                                       EXHIBIT P

                                  ASSIGNMENT

      ASSIGNMENT, dated as of the 15th day of March, 1999 by and between HumaScan, Inc., a Delaware corporation, with an address at 125 Moen Avenue, Cranford, New Jersey 07016 (the "Assignor"), as assignor, and Scantek Medical, Inc. a Delaware corporation, with an address at 321 Palmer Road, Denville, New Jersey 07834 (the Assignee"), as assignee.

                            W I T N E S S E T H :

      WHEREAS, the Assignor has entered into agreements with its employees, agents and other third parties all of which are in the form which is annexed hereto and made a part hereof as Exhibit "A" (the "Agreements") ; and

      WHEREAS, pursuant to a certain settlement agreement dated as of the 26th day of February, 1999 by and between the Assignor and the Assignee, the Assignor has agreed to assign the Agreements to the Assignee.

      NOW THEREFORE, in consideration of good and valuable consideration, receipt of which is hereby acknowledged, the Assignor hereby does the following:

      1. The Assignor hereby represents and warrants that it has entered into Agreements with each of the individuals who are listed on Exhibit "B" (the "Individuals") which is annexed hereto and made a part hereof.

      2. The Assignor hereby assigns to the Assignee any and all rights which it has pursuant to the Agreements with all of the Individuals.

      3. Without in any way limiting this Assignment, and without in any way limiting the Assignee's right to enforce its rights pursuant to this Agreement, the Assignor hereby retains its rights, if any, against any of the Individuals for violation of Assignor's rights, if any, as distinguished from Assignee's rights, pursuant to the Agreements.

      4. The Assignor hereby represents, warrants and covenants that it has the right, power and authority to enter into this Assignment.

      5. The Assignor agrees to execute any and all such other further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Assignment and the intents and purposes hereof.

      IN WITNESS WHEREOF, the Assignor has executed this Agreement as of the date first above written.

                                          HumaScan, Inc.

                                          --------------------------
                          By:Chris Blaxland, President

STATE OF ____________   )
                        )ss.:

COUNTY _____________    )

      On the 15th day of March, 1999 before me personally came Chris J.M. Blaxland to me known, who, being by me duly sworn, did depose and say that he resides at _______________________ that he is the President of HumaScan, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                    -----------------------
                                          Notary Public

                                                                       EXHIBIT Q


                             DESCRIPTION OF BUSINESS



         Scantek Medical, Inc. is a medical device company engaged in manufacturing, marketing and the sales of temperature sensing medical products and other medical devices for screening and diagnostic purposes, including, but not limited to, the BreastAlertJ Differential Temperature Sensor.